Exhibit 99.1

PeerStream, Inc. Reports Third Quarter 2019 Results

A Transitional Quarter with Significant Strategic Milestones

NEW YORK, Nov. 07, 2019 (GLOBE NEWSWIRE) -- PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a communications software innovator developing enhanced security and privacy solutions for multimedia communication and data transmission, today announced financial and operational results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights:

●	Total revenue was $3.0 million compared to $5.3 million in the third quarter ended September 30, 2018, a 44% decline, which was primarily due to a $1.4 million decrease in revenue recognized under our former technology services agreement with ProximaX;

●	Subscription revenue declined by $0.7 million, or 21%, to $2.8 million, compared to $3.6 million in the third quarter of 2018, principally as a result of a decrease in virtual gift purchases and active subscribers;

●	Net loss from continuing operations was approximately $1.4 million, an increase of $1.3 million as compared to a net loss from continuing operations of approximately $0.1 million for the third quarter ended September 30, 2018, which was driven by a decrease of $2.3 million in revenue in the third quarter ended September 30, 2019 and was partially offset by a reduction of $0.8 million in expenses compared to the prior year quarter;

●	Net loss was approximately $1.6 million, an increase of $1.0 million as compared to a net loss of approximately $0.6 million for the third quarter ended September 30, 2018; and

●	Adjusted EBITDA, a non-GAAP measure, was a loss of approximately $0.6 million, as compared to positive Adjusted EBITDA of approximately $1.0 million for the third quarter ended September 30, 2018.

Third Quarter 2019 Business Highlights:

During the three months ended September 30, 2019, we executed key components of our objectives:

●	continued to make strides in the development of the technology, partnerships and sales pipeline for our secure communications business line, identifying government and enterprise client prospects that could represent a significant annual revenue opportunity;

●	implemented a significant cost savings initiative that reduced third quarter expenses year-over-year by 17.2%, and sequentially by 9.1%, with greater cost savings anticipated in the future;

●	launched our consumer application platform strategy, under which we plan to co-brand our video chat applications and promote them in partnership with third-party communities, with the expectation of entering into revenue sharing agreements with potential partners. Subsequent to quarter end, we reached agreement with a launch partner with 35 million monthly active users who has agreed to a trial of our consumer application platform;

●	advanced our launch partnership with YouNow, Inc. (“YouNow”) in the Props Developer Network, which, pending regulatory approval, is expected to enable us to distribute YouNow’s Props tokens to our application end users for anticipated loyalty and retention benefits; and

●	entered into a non-binding Memorandum of Understanding with VertiPrime Government Services, LLC (“VertiPrime”) to collaborate on an upcoming Air Force contract award for a Phase II Small Business Innovation Research trial if (i) VertiPrime wins the contract and (ii) VertiPrime and the Company enter into a definitive subcontract agreement related to the contract.

Financial Overview (in thousands, except for active subscriber counts)

Current quarter compared to same quarter last year:

	Three Months Ended September 30,
GAAP Results (unaudited)	2019	2018	Change
Subscription revenue	$2,847	$3,593	-20.8%
Advertising revenue	89	263	-66.2%
Technology service revenue	22	1,448	-98.5%
Total revenues	$2,958	$5,304	-44.2%

Loss from continuing operations	$(1,415)	$(116)	1119.8%
Loss from discontinued operations	$(159)	$(454)	-65.0%
Net loss	$(1,574)	$(570)	176.1%
Net cash used in operating activities	$(913)	$(461)	98.0%

Financial Metrics (unaudited)
Active subscribers (at period end)	105,180	111,261	-5.5%
Subscription bookings	$2,803	$3,471	-19.2%
Adjusted EBITDA (a non-GAAP measure)	$(601)	$1,055	-157.0%

Current year-to-date compared to same period last year:

	Nine Months Ended September 30,
GAAP Results (unaudited)	2019	2018	Change
Subscription revenue	$8,901	$10,907	-18.4%
Advertising revenue	320	753	-57.5%
Technology service revenue	3,483	3,540	-1.6%
Total revenues	$12,704	$15,200	-16.4%

Loss from continuing operations	$(1,047)	$(1,877)	-44.2%
Income (loss) from discontinued operations	$563	$(1,366)	NA
Net loss	$(484)	$(3,243)	-85.1%
Net cash (used in) provided by operating activities	$(4,287)	$3,301	-229.9%

Financial Metrics (unaudited)
Active subscribers (at period end)	105,180	111,261	-5.5%
Subscription bookings	$8,866	$10,829	-18.1%
Adjusted EBITDA (a non-GAAP measure)	$919	$2,522	-63.6%

“The third quarter was a transition period for PeerStream,” said Alex Harrington, Chief Executive Officer and principal financial officer of PeerStream. “With the termination of our agreement with ProximaX, technology service revenue dropped dramatically. Although our secure communications business is in a growth stage, we believe we have a strong pipeline for potential customers, which we believe represents a potential growth engine for the Company. We were pleased to recently announce the entry into a Memorandum of Understanding with VertiPrime to collaborate on a potential government contract, which we believe is indicative of further customer adoption in the near future. We remain hopeful that the strategic initiatives involving our secure communications business will result in additional revenue that offsets the revenue shortfall resulting from the termination of our ProximaX agreement.”

“There were also some important strategic developments in the consumer video apps side of the business. We continued to progress in our relationship with YouNow, through which, pending regulatory approval, we anticipate becoming the first outside developer to distribute the Props loyalty token to our end users. In addition, we believe partnering with large communities to provide our video chat platform could represent a high potential growth avenue for the Company. We provide communication, retention and monetization features, which we believe many communities need, and could potentially share in revenue generated from prospective partners based on the amount of activity on our platform,” continued Mr. Harrington.

2019 Business Objectives:

For the near term, our business objectives include:

●	continuing to ramp up go-to-market activities for secure communications software licensing, specifically by converting our pipeline of prospects to commercially viable customers, with the goal of building adoption and revenue;

●	developing the consumer application platform strategy, by seeking partnerships with large third-party communities to whom we would promote a co-branded version of our video chat products and share in the incremental revenues generated by these partner communities;

●	continuing to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other entities that are synergistic to our businesses;

●	making further cost reductions to right-size operations and reduce or eliminate cash consumption;

●	implementing several enhancements to our live video chat applications, including the integration of Props token rewards, pending regulatory approval, and other features focused on new user acquisition, retention and monetization, which collectively are intended to increase usage and revenue opportunities;

●	continuing to take steps towards listing our common stock on a national securities exchange; and

●	continuing to defend our intellectual property.

Jason Katz, Chairman, President, and Chief Operating Officer of PeerStream, said, “In the third quarter of 2019, we began to execute our new consumer apps platform strategy, leveraging our scalable video chat technology. On October 18, 2019, we signed a pilot partner, a large community with over 35 million monthly active users, to distribute to its users a white label, co-branded version of PeerStream’s mobile app, Paltalk, one of the world’s largest video chat communities. We believe this strategy may reinvigorate user activity within the Paltalk ecosystem and drive new revenue from the activity of our partner users.”

Liquidity and Capital Resources

●	Cash and cash equivalents totaled $3.6 million at September 30, 2019;

●	PeerStream remains debt free, with $634 thousand of non-current operating lease obligations; and

●	Management believes that the Company will continue to have sufficient working capital to fund operations, R&D and organic growth initiatives for the next twelve months.

“As we progress through this transition period, we have instituted a significant cost savings initiative that reduced third quarter expenses sequentially by 9.1%, and year-over-year by 17.2%. We expect greater cost savings going forward, and, supported by our clean balance sheet with no debt and $3.6 million in cash, we continue to believe that the Company has sufficient working capital to fund operations, R&D and organic growth initiatives for the next twelve months,” concluded Mr. Harrington.

Quarterly Results Conference Call

PeerStream Management will host a conference call and live webcast to discuss the financial results today, November 7, 2019, at 4:30pm Eastern Time. To access the call, please dial 1-888-224-1005 (domestic) or 1-323-994-2093 (international). The conference call will also be webcast live on the Investor Relations section of the PeerStream website https://investors.peerstream.com/events-and-presentations.

A replay of the webcast will be archived on the Investors section of the PeerStream website beginning shortly after the call. A telephone replay of the call will also be available following the call until November 21, 2019, and may be accessed via telephone by dialing 1-844-512- 2921 (domestic) or 1-412-317-6671 (international), and entering pass code: 9837764.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a communications software innovator developing enhanced security and privacy solutions for multimedia communication and data transmission. Our offerings target consumer, government and enterprise clients. Using multi-layered encryption, blockchain technology and other recent innovations, we are developing our proprietary PeerStream Protocol (“PSP”) to offer clients maximal data security and confidentiality. Our Backchannel product suite is a companion to PSP, including cross-platform applications, middleware and software development kits designed for highly secure end-user communications. For 20 years, we have built and continue to operate innovative consumer applications, including Paltalk and Camfrog, two of the largest live video social communities. The Company has a long history of technology innovation and holds 26 patents.

For more information, please visit: http://www.peerstream.com. To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain and Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; the ability of VertiPrime to successfully secure the Air Force contract award and our ability to successfully enter into a definitive subcontract agreement with VertiPrime; legal and regulatory requirements related to the use of blockchain, including us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Contacts:

IR@peerstream.com

Kirin Smith / Stephanie Prince PCG Advisory Group ksmith@pcgadvisory.com 646-863-6519

PEERSTREAM, INC
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net loss to Adjusted EBITDA:
Net loss	$(1,573,920)	$(569,567)	$(483,921)	$(3,243,237)
Interest income	(18,889)	(28,603)	(73,683)	(48,313)
Net loss from discontinued operations	-	453,663	104,880	1,365,740
Gain on sale of dating applications	-	-	(826,770)	-
Income tax expense from discontinued operations	159,278	-	159,278	-
Income tax expense (benefit) from continuing operations	(157,180)	(13,636)	(152,680)	1,864
Depreciation and amortization expense	148,671	223,846	454,271	705,528
Impairment loss on digital tokens	503,464	575,831	503,464	2,535,235
Stock-based compensation expense	337,776	413,082	1,233,962	1,205,682
Adjusted EBITDA	$(600,800)	$1,054,616	$918,801	$2,522,499

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net loss adjusted to exclude net loss from discontinued operations, interest income, net, gain on the sale of dating applications, income tax expense from discontinued operations, income tax expense (benefit) from continuing operations, depreciation and amortization expense, impairment loss on digital tokens and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

●	Adjusted EBITDA does not reflect the impairment loss on digital tokens;

●	Adjusted EBITDA does not reflect the gain on the sale of our dating applications or our loss or income tax expense from discontinued operations; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PEERSTREAM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,625,237	$6,555,376
Credit card holdback receivable	11,323	94,498
Accounts receivable, net of allowances and reserves of $0 and $34,546 as of September 30, 2019 and December 31, 2018, respectively	175,857	326,786
Prepaid expense and other current assets	363,549	269,668
Current assets held for sale	-	19,053
Total current assets	4,175,966	7,265,381
Operating lease right-of-use assets	797,337	232,423
Property and equipment, net	615,275	577,911
Goodwill	13,086,472	13,086,472
Intangible assets, net	691,974	884,223
Digital tokens	273,448	832,892
Other assets	86,376	116,767
Noncurrent assets held for sale	-	1,436,499
Total assets	$19,726,848	$24,432,568
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,286,172	$2,842,947
Accrued expenses and other current liabilities	271,283	737,945
Current portion of operating lease liabilities	163,103	114,789
Deferred subscription revenue	1,433,679	1,468,571
Deferred technology service revenue	-	3,379,435
Current liabilities held for sale	-	617,410
Total current liabilities	3,154,237	9,161,097
Operating lease liabilities, non-current portion	634,233	117,634
Total liabilities	3,788,470	9,278,731
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; and 6,874,679 shares and 6,868,679 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	6,875	6,869
Additional paid-in capital	21,135,715	19,867,259
Accumulated deficit	(5,204,212)	(4,720,291)
Total stockholders’ equity	15,938,378	15,153,837
Total liabilities and stockholders’ equity	$19,726,848	$24,432,568

PEERSTREAM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Subscription revenue	$2,847,055	$3,593,456	$8,901,310	$10,907,335
Advertising revenue	88,940	262,948	320,299	752,598
Technology service revenue	22,444	1,448,330	3,482,879	3,540,362
Total revenues	2,958,439	5,304,734	12,704,488	15,200,295
Costs and expenses:
Cost of revenue	679,540	868,172	2,524,229	2,599,858
Sales and marketing expense	248,332	469,692	856,479	1,268,799
Product development expense	1,694,384	1,662,848	5,177,923	4,891,250
General and administrative expense	1,423,430	1,886,334	4,915,289	5,829,099
Total costs and expenses	4,045,686	4,887,046	13,473,920	14,589,006
Income (loss) from continuing operations	(1,087,247)	417,688	(769,432)	611,289
Interest income	18,889	28,603	73,683	48,313
Impairment loss on digital tokens	(503,464)	(575,831)	(503,464)	(2,535,235)
Loss from continuing operations before provision for income taxes	(1,571,822)	(129,540)	(1,199,213)	(1,875,633)
Benefit (expense) for income taxes	157,180	13,636	152,680	(1,864)
Net loss from continuing operations	(1,414,642)	(115,904)	(1,046,533)	(1,877,497)
Discontinued Operations:
Gain on sale from discontinued operations	-	-	826,770	-
Loss from discontinued operations	-	(453,663)	(104,880)	(1,365,740)
Income tax expense on discontinued operations	(159,278)	-	(159,278)	-
Net income (loss) from discontinued operations	(159,278)	(453,663)	562,612	(1,365,740)
Net loss	$(1,573,920)	$(569,567)	$(483,921)	$(3,243,237)
Basic net income (loss) per share of common stock:
Continuing operations	$(0.23)	$(0.02)	$(0.15)	$(0.27)
Discontinued operations	-	(0.06)	0.08	(0.20)
Net loss per share of common stock	$(0.23)	$(0.08)	$(0.07)	$(0.47)
Diluted net income (loss) per share of common stock:
Continuing operations	$(0.23)	$(0.02)	$(0.15)	$(0.27)
Discontinued operations	-	(0.06)	0.08	(0.20)
Net loss per share of common stock	$(0.23)	$(0.08)	$(0.07)	$(0.47)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic and diluted continuing operations	6,874,679	6,886,051	6,874,437	6,883,575
Basic and diluted discontinued operations	6,874,679	6,886,051	6,893,886	6,883,575

PEERSTREAM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(483,921)	$(3,243,237)
Less: Income (loss) from discontinued operations	562,612	(1,365,740)
Loss from continuing operations	(1,046,533)	(1,877,497)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation of property and equipment	262,022	292,214
Amortization of intangible assets	192,249	1,263,564
Amortization of operating lease right-of-use assets	147,385	-
Stock-based compensation expense	1,233,962	1,205,682
Common stock issued for consulting services	34,500	1
Bad debt expense	-	8,552
Digital tokens received as payment for services	-	(3,368,127)
Impairment loss on digital tokens	503,464	2,535,235
Changes in operating assets and liabilities:
Credit card holdback receivable	83,175	41,146
Accounts receivable	150,929	144,306
Operating lease right- of- use- asset	(712,299)	-
Operating Lease Liability	564,914	-
Prepaid expenses and other current assets	(93,881)	(274,858)
Other assets	30,391	33,676
Accounts payable, accrued expenses and other current liabilities	(2,023,437)	215,732
Deferred subscription revenue	(34,892)	(380,536)
Deferred technology service revenue	(3,379,435)	4,827,765
Net cash (used in) provided by continuing operating activities	(4,087,486)	4,666,855
Net cash used in discontinued operating activities	(199,245)	(1,365,740)
Net cash (used in) provided by operating activities	(4,286,731)	3,301,115
Cash flows from investing activities:
Purchases of property and equipment	(299,386)	(249,021)
Proceeds from the sale of digital tokens	55,978	-
Net cash used in continuing investing activities	(243,408)	(249,021)
Net cash provided by discontinued investing activities	1,600,000	-
Net cash provided by (used in) investing activities	1,356,592	(249,021)
Cash flows from financing activities:
Proceeds from issuance of common stock for stock option exercises	-	28,210
Net cash provided by continuing financing activities	-	28,210
Net cash provided by discontinued financing activities	-	-
Net cash provided by financing activities	-	28,210
Net increase (decrease) in cash and cash equivalents	(2,930,139)	3,080,304
Balance of cash and cash equivalents at beginning of period	6,555,376	4,137,050
Balance of cash and cash equivalents at end of period	$3,625,237	$7,217,354
Supplemental disclosure of cash flow information
Cash paid in interest	$-	$-
Cash paid in income taxes	$12,000	$-